EXHIBIT 10.1
NINTH AMENDMENT TO THE
COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN
     WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the Community Health Systems, Inc. 401(k) Plan (the “Plan”); and
     WHEREAS, the Company has retained the right to amend the Plan in Section 8.1 of the Plan; and
     WHEREAS, the Company desires to amend the terms of the Plan.
     NOW, THEREFORE, the Plan is hereby amended in the following respects:
     1. Effective as of January 1, 2008, Section 4.4(b)(2) of the Plan, is amended to add the following:
     Notwithstanding the foregoing, for the period from January 1, 2008, through December 31, 2008, Participants who are employed by Coatesville Clinic Company, LLC and whose primary place of employment is the offices of Brandywinc OB/GYN Group shall not be required to be actively employed at the beginning of the last day of the Plan Year.
     2. Except as otherwise provided in this Ninth Amendment, the Plan shall remain in full force and effect.
     SIGNED this 29th day of December, 2008, effective as of the dates set forth herein.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Rachel A. Seifert

Title:	Rachel A. Seifert Senior Vice President